UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were voted upon by our stockholders at our 2014 Annual Meeting of Stockholders held on July 15, 2014. The total number of shares outstanding as of the May 20, 2014 record date was 28,075,170.

1.	The following persons were elected as members of our Board of Directors to serve for a term ending upon the 2015 Annual Meeting of Stockholders or until their successors are elected and qualified.

	Votes for	Votes withheld	Abstentions	Broker Non-Votes
Arthur W. Zafiropoulo	22,491,296	1,469,421	300	2,537,738
Michael Child	23,764,552	196,165	300	2,537,738
Joel F. Gemunder	23,674,440	286,277	300	2,537,738
Nicholas Konidaris	22,750,900	1,209,817	300	2,537,738
Dennis R. Raney	23,617,195	343,522	300	2,537,738
Henri Richard	23,581,651	379,066	300	2,537,738
Rick Timmins	23,733,320	227,397	300	2,537,738

2.	A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved by the vote of 26,060,530 shares for; 105,340 shares against; 332,885 shares abstained; and no broker non-votes.

3.	A proposal to approve an advisory resolution to approve executive compensation was approved by the vote of 19,190,851 shares for; 3,867,507 shares against; 902,659 shares abstained; and 2,537,738 broker non-votes.

The proposals above are described in detail in our definitive proxy statement filed with the SEC on June 2, 2014 for the 2014 Annual Meeting of Stockholders held on July 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 17, 2014

ULTRATECH, INC.

By:	/s/ Bruce R. Wright
Bruce R. Wright
Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer

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